Exhibit 10.3

EARTHLINK, INC.

                                   PLAN

Nonqualified Stock Option Agreement

No. of shares subject to
Nonqualified Stock Option:

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of the       day of           ,          by and between EarthLink, Inc., a Delaware corporation (the “Company”), and                                    (“Participant”) is made pursuant and subject to the provisions of the                                    (the “Plan”), a copy of which is available from the Company upon request.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.                                       Grant of Option.  Pursuant to the Plan, the Company, on                        (the “Date of Grant”), granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of              shares of Common Stock (the “Option Shares”) at the option price of            per share, such option price per share being not less than the Fair Market Value of a share of the Common Stock on the Date of Grant (or, in case of a Ten Percent Shareholder as described in the Plan, not less than 110 percent of the Fair Market Value of a share of the Common Stock on the Date of Grant).  This Option is exercisable as hereinafter provided.

2.                                       Terms and Conditions.  This Option is subject to the following terms and conditions:

(a)                                  Expiration Date.  This Option shall expire at            on             ,          (the “Expiration Date”).  In no event shall the Expiration Date be later than 10 years from the Date of Grant (or, in case of a Ten Percent Shareholder as described in the Plan, five years from the Date of Grant).

(b)                                 Exercise of Option.  Except as provided in the Plan and in paragraphs 3, 4, 5, 6 or 7, this Option shall vest and become exercisable on the sixth (6th) annual anniversary of the Date of Grant; provided, however, if on or before                  any of the following events occur, then this Option shall additionally vest as indicated:

1.                              ;

2.                              ;

3.                              ; and

4.                              .

In the event of a “Change in Control,” as defined in the Change-in-Control Accelerated Vesting and Severance Plan, effective April 19, 2001 (the “CIC Plan”), and the termination of Participant’s employment with the Company within one (1) year after the effective date of the “Change of Control” for any reason other than cause, death, disability or voluntary resignation, the Option Shares that would have vested (if the Participant’s employment had not terminated) in the Participant hereunder in the calendar quarter in which the Participant’s employment is terminated (excluding any severance pay period) as determined by the Compensation Committee of the Board of Directors of the Company, shall be accelerated and vested in the Participant on the last day of the Participant’s employment with the Company.  The terms of the CIC Plan applicable to accelerated vesting of option shares shall not be applicable to the Option Shares.

Once this Option has become exercisable in accordance with the preceding, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to paragraphs 3, 4, 5, 6 or 7 or until the Expiration Date.  A partial exercise of this Option shall not affect the Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(c)                                  Method of Exercise and Payment for Shares.  This Option shall be exercised by delivering written notice to the attention of the Company’s Secretary at the Company’s principal office located at                         .  The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery.  Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Administrator, or, if the Administrator in its discretion permits, (i) by the surrender of shares of Common Stock that the Participant has owned for at least six months with an aggregate Fair Market Value (determined as of the preceding business day) which, together with any cash or cash equivalent the Participant pays, is not less than the Option price of the number of shares of Common Stock for which the Option is being exercised, (ii) by a cashless exercise through a broker, (iii) by delivery of the full recourse, interest-bearing promissory note of the Participant, (iv) by such other medium of payment as the Administrator in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment.

(d)                                 Nontransferability.  This Option is nontransferable except by will or by the laws of descent and distribution.  During Participant’s lifetime, only Participant may exercise this Option. No right or interest of a Participant in this Option shall be liable for, or subject to, any lien, obligation or liability of the Participant.

3.                                       Exercise in the Event of Death.  This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to paragraph 2(a) and (b) as of the date of Participant’s death, reduced by the number of shares for which the Participant previously exercised the Option, in the event the Participant dies while employed by the Company or any Subsidiary and prior to the Expiration Date and prior to the termination of the Participant’s rights under paragraphs 4, 5, 6 or 7.  In that event, Participant’s estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution may exercise this Option.  In that event, the Participant’s estate or such persons may exercise this Option during the remainder of the period preceding the Expiration Date or within 180 days of the date Participant dies, whichever is shorter.

4.                                       Exercise in the Event of Disability.  This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to paragraph 2(a) and (b) as of the date Participant becomes Permanently and Totally Disabled (as defined below), reduced by the number of shares for which the Participant previously exercised the Option, if the Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”) while employed by the Company or any Subsidiary and prior to the Expiration Date and prior to the termination of the Participant’s rights under paragraphs 3, 5, 6 or 7.  In that event, the Participant may exercise this Option during the remainder of the period preceding the Expiration Date or within 180 days of the date he ceases to be employed by the Company or any Subsidiary on account of being Permanently and Totally Disabled, whichever is shorter.  The Administrator, in its sole discretion, shall determine whether Participant is Permanently and Totally Disabled for purposes of this paragraph 4.

5.                                       Exercise in the Event of Retirement.  This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to paragraph 2(a) and (b) as of the date Participant Retires (as defined below), reduced by the number of shares for which the Participant previously exercised the Option, if the Participant Retires (as defined below) while employed by the Company or any Subsidiary and prior to the Expiration Date and prior to the termination of Participant’s rights under paragraphs 3, 4, 6 or 7.  In that event, the Participant may exercise this Option during the remainder of the period preceding the Expiration Date or within 30 days of the date the Participant Retires, whichever is shorter.  For purposes of this Agreement, the Participant Retires whenever the Participant terminates employment with the Company or any Subsidiary on account of retirement under any tax-qualified retirement plan of the Company in which the Participant participates.

6.                                       Exercise After Termination of Employment.  This Option shall be exercisable for all or part of the number of shares that the Participant is entitled to purchase pursuant to paragraph 2(a) and (b) as of the date Participant ceases to be employed by the Company or any Subsidiary, reduced by the number of shares for which the Participant previously exercised the Option, if the Participant ceases to be employed by the Company or any Subsidiary other than on account of death or Disability or because he Retires prior to the Expiration Date and prior to the termination of Participant’s rights under paragraphs 3, 4, 5 or 7.  In that event, the Participant may exercise this Option during the remainder of the period preceding the Expiration Date or until the date that is 30 days after the date he ceases to be employed by the Company or any Subsidiary other than on account of death or Disability or because he Retires, whichever is shorter.

7.                                       Termination of Employment for Cause.  Notwithstanding any other provision of this Agreement, all rights hereunder will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant and the Option will not be exercisable for any number of shares of Common Stock (even if the Option previously became exercisable), on and after the time the Participant is discharged from employment with the Company or any Subsidiary for Cause.

8.                                       Investment Representations.  In connection with the acquisition of this Option, the Participant represents and warrants as follows:

(a)                                  The Participant is acquiring this Option and, upon exercise of the Option, will be acquiring shares of Common Stock for investment for his own account, not as a nominee or agent, and not with a view to or for resale in connection with, any distribution thereof.

(b)                                 The Participant has a pre-existing business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to evaluate the merits and risks of purchasing shares of Common Stock and to make an informed investment decision with respect thereto and to protect Participant’s interest in connection with the acquisition of this Option and shares of Common Stock.

9.                                       Minimum Exercise.  This Option may not be exercised for less than          shares of Common Stock unless it is exercised for the full number of shares that remain subject to the Option.

10.                                 Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share, such fraction shall be disregarded.

11.                                 Change in Capital Structure.  The terms of this Option shall be adjusted in accordance with the terms and conditions of the Plan as the Administrator determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

12.                                 No Right to Continued Employment.  This Option does not confer upon Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time.

13.                                 Participant Bound by Plan.  Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan.

14.                                 Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of Participant and the successors of the Company.

15.                                 Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

16.                                 Governing Law.  The laws of the State of Delaware shall govern this Agreement, except to the extent federal law applies.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

COMPANY:

EARTHLINK, INC.

By:

Title:

PARTICIPANT:

Participant